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                                                                    EXHIBIT 3.12
                                                                    ------------



                              CERTIFICATE OF MERGER

                                       OF

                                   NAPCO, INC.

                                       AND

                                    NVP, INC.
                            Pennsylvania corporations
          (referred to hereinafter as the "Extinguished Corporations")

                                  WITH AND INTO

                             2001 INVESTMENTS, INC.,
                             a Delaware corporation

                                     ******



         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   The Extinguished Corporations which are constituent
corporations are organized and existing under the laws of the Commonwealth of Pennsylvania.

         SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

         THIRD:   That the name of the surviving corporation shall be "2001
Investments, Inc." and that the Certificate of Incorporation of 2001 Investments, Inc., a Delaware corporation, which survives the merger, shall be the Certificate of Incorporation of the surviving corporation with article one to be amended as follows: The name of the corporation is: "Napco, Inc."

         FOURTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 50 Kennedy Plaza, Providence, Rhode Island 02903.

         FIFTH:   That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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         SIXTH:   That the authorized capital stock of the Extinguished
Corporations is 300,000 shares of Common Stock with a par value of $1.00 of Napco, Inc. and 300,000 shares of Common Stock with a par value of $1.00 of NVP, Inc.

         SEVENTH: That this certificate of merger shall be effective upon filing with the Secretary of State of Delaware.

                                    2001 INVESTMENTS, INC.



                                    By: /s/ Richard J. Harris
                                        ---------------------------------------
                                        Name:   Richard J. Harris
                                        Title:  V.P.


Dated:   October 9, 1998


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